Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
October 25, 2019	Kim Ancin
908.559.3227
kimberly.ancin@verizon.com

Eric Wilkens
908.559.3063
eric.wilkens@verizon.com

Verizon reports strong 3Q results propelled by
wireless customer growth

Highest third-quarter phone gross adds in five years, increased wireless net additions and EPS growth

3Q 2019 highlights
Consolidated:

•	$1.25 in earnings per share (EPS), compared with $1.19 in 3Q 2018; adjusted EPS (non-GAAP), excluding special items, of $1.25, compared with $1.22 in 3Q 2018.

Consumer:

•	Total revenue of $22.7 billion, an increase of 1.4 percent year over year.

•	193,000 retail postpaid net additions, including 239,000 phone net additions, more than double the 112,000 phone net additions in third-quarter 2018, and 372,000 postpaid smartphone net additions.

•	Total retail postpaid churn of 1.05 percent, and retail postpaid phone churn of 0.79 percent.

•	30,000 Fios Internet net additions.

Business:

•	Total revenue of $7.9 billion, approximately flat year over year.

•	408,000 retail postpaid net additions, including 205,000 phone net additions.

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•	Total retail postpaid churn of 1.22 percent, and retail postpaid phone churn of 0.98 percent.

Wireless (non-GAAP):

•	Total revenue growth of 2.6 percent year over year to $23.6 billion, driven by a 2.7 percent increase in service revenue.

•
601,000 retail postpaid net additions, including 444,000 phone net additions, an increase from 295,000 phone net additions in third-quarter 2018, and 615,000 postpaid smartphone net additions, an increase from 510,000 postpaid smartphone net additions in third-quarter 2018. This growth was driven by a 10 percent year over year increase in phone gross additions.

•	Total retail postpaid churn of 1.09 percent, and retail postpaid phone churn of 0.82 percent.

Wireline (non-GAAP):

•	Total revenue of $7.1 billion, a decrease of 3.8 percent year over year.

•	36,000 Fios Internet net additions; Fios total revenue growth of 2.3 percent year over year.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported strong third-quarter 2019 results highlighted by increased cash flow and the most third-quarter phone gross additions in five years.
"Verizon continued its momentum in the third quarter by driving strong wireless volumes in both our Consumer and Business segments, while delivering solid financial results, highlighted by continued wireless service revenue growth, increased cash flow, and EPS growth," said Chairman and CEO Hans Vestberg. "We are focused on our 5G rollout strategy, looking to deploy next-generation networks while enhancing our industry-leading 4G LTE network. Going into the fourth quarter, we are energized by the strong performance of the business and we are confident in our strategy to drive value for our customers and growth for our shareholders."
For third-quarter 2019, Verizon reported EPS of $1.25, compared with $1.19 in third-quarter 2018. The company's reported earnings include a minimal net impact from special items: a net pre-tax gain of $261 million from dispositions of assets and businesses that was offset by a pension re-measurement pre-tax charge of $291 million. On an adjusted basis (non-GAAP), third-quarter 2019 EPS, excluding special items, was $1.25, compared with adjusted EPS of $1.22 in third-quarter 2018.
In third-quarter 2019, Verizon's results included the effects of a reduction in benefits from the adoption of a revenue recognition standard, primarily due to the deferral of commission expense, and the adoption of a lease accounting standard. The combined net impact was a 4 cent headwind in third-quarter 2019, and 13 cents year-to-date, which is included in the year-over-year increase in adjusted EPS.

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Consolidated results
Total consolidated operating revenues in third-quarter 2019 were $32.9 billion, up 0.9 percent from third-quarter 2018. This growth was primarily driven by higher wireless service revenue, partially offset by lower wireless equipment revenue and declines in legacy wireline revenue, predominantly in the Business segment.
Year-to-date cash flow from operations totaled $26.7 billion, an increase of $504 million year over year. This growth was the result of operational improvements in Verizon's businesses and lower discretionary employee benefit contributions, offset by higher cash tax payments and cash payments related to the Voluntary Separation Program. In September 2019, Verizon’s Board of Directors declared a quarterly dividend increase for the 13th consecutive year. Through third-quarter 2019, the company’s cash dividend payments totaled $7.5 billion.
Year-to-date capital expenditures were $12.3 billion through third-quarter 2019. Capital expenditures continue to support the launch and build-out of Verizon's 5G Ultra Wideband network, the growth in data and video traffic on the company's 4G LTE network, the deployment of significant fiber in markets nationwide and the upgrade to Verizon's Intelligent Edge Network architecture.
Strong operational cash flow and capital spending efficiencies have enabled Verizon to decrease total debt by $3.5 billion year to date. The company remains focused on reducing its unsecured debt portfolio while continuing to actively manage its near-term maturities, optimize its overall funding footprint, and lower its cost of capital.
In 2018, Verizon announced a goal to achieve $10 billion in cumulative cash savings by 2021. This initiative has yielded $4.6 billion of cumulative cash savings since the program began. In third-quarter 2019, Verizon realized over $400 million of expense savings from the Voluntary Separation Program, producing approximately $900 million in expense savings year-to-date.
Net income was $5.3 billion in third-quarter 2019. EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) totaled approximately $12.2 billion. Consolidated operating income margin was 24.9 percent in third-quarter 2019, compared with 23.5 percent in third-quarter 2018. Consolidated EBITDA margin (non-GAAP) was 37.0 percent in third-quarter 2019, compared with 37.6 percent in third-quarter 2018. Adjusted EBITDA margin (non-GAAP) in third-quarter 2019 was 36.6 percent, and consolidated adjusted EBITDA (non-GAAP) in third-quarter 2019 was $12.0 billion.

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Consumer results

•
Total Verizon Consumer revenues were $22.7 billion, an increase of 1.4 percent year over year, driven by continued strong growth in wireless service revenue and Fios service offerings, offset by declines in wireless equipment and legacy wireline services.

•
Verizon Consumer Group reported 193,000 wireless retail postpaid net additions in third-quarter 2019. This consisted of 239,000 phone net additions, more than double the 112,000 phone net additions in third-quarter 2018, and tablet net losses of 176,000, offset by 130,000 other connected device net additions, primarily wearables. Postpaid smartphone net additions were 372,000, an increase from 285,000 postpaid smartphone net additions in third-quarter 2018. This was driven by a 10 percent year over year increase in phone gross additions.

•	Consumer wireless service revenues increased 2.1 percent in third-quarter 2019, driven by customer step-ups to higher-priced plans and an increase in connections per account.

•	Total retail postpaid churn was 1.05 percent in third-quarter 2019, and retail postpaid phone churn was 0.79 percent.

•
In third-quarter 2019, Verizon Consumer Group reported 30,000 Fios Internet net additions and 67,000 Fios Video net losses, reflecting the ongoing shift from traditional linear video to over-the-top offerings. Consumer Fios revenues increased by 1.7 percent, primarily due to the demand for broadband offerings.

•
Segment operating income was $7.5 billion, an increase of 3.8 percent year over year, and segment operating income margin was 33.0 percent. Segment EBITDA (non-GAAP) totaled $10.3 billion in third-quarter 2019, an increase of 0.7 percent year over year. Segment EBITDA margin (non-GAAP) was 45.3 percent, which was down 30 basis points year over year, including approximately 80 basis points from the deferral of commission expense and the lease accounting standard.

Business results

•
Total Verizon Business revenues were $7.9 billion, approximately flat year over year, as growth in wireless service revenue and high quality fiber products was offset by declines in legacy wireline products.

•
Verizon Business Group reported 408,000 wireless retail postpaid net additions in third-quarter 2019, an increase of 12.1 percent year over year. This consisted of 205,000 phone net additions, 112,000 tablet net additions and 91,000 other connected device additions.

•	Total retail postpaid churn was 1.22 percent in third-quarter 2019, and retail postpaid phone churn was 0.98 percent.

•
Segment operating income was $1.0 billion, a decrease of 15.3 percent year over year, and segment operating income margin was 12.4 percent. Segment EBITDA (non-GAAP) totaled $2.0 billion in third-quarter 2019, a decrease of 10.7 percent year over year. Segment EBITDA margin (non-GAAP) was 25.2 percent, down from 28.2 percent in third-quarter 2018, due in part to declines in high margin wholesale revenue and legacy wireline products. This includes headwinds of approximately 50 basis points from the deferral of commission expense and the lease accounting standard.

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Media results

•
Total Verizon Media revenues in third-quarter 2019 were $1.8 billion, down 2.0 percent year over year, continuing the improvement in revenue trends. Gains in native and mobile advertising continue to be offset by declines in desktop advertising, though the business is building momentum in key areas.

Outlook and guidance
As outlined in Verizon's second-quarter 2019 earnings release, the company expects the following:

•	Low single-digit percentage growth in adjusted 2019 EPS, excluding the impact of the lease accounting standard.

•	Low single-digit percentage growth in full-year consolidated revenues on a GAAP reported basis.

•	Cash taxes to be $2 billion to $3 billion higher than in 2018 due to benefits that were realized in 2018 that are not expected to repeat in 2019.

•	Capital spending for 2019 to be in the range of $17 billion to $18 billion, including the expanded commercial launch of 5G.

•	Adjusted effective income tax rate (non-GAAP) for full-year 2019 to be at the lower end of its previously disclosed range of 24 percent to 26 percent.
NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York City, generated revenues of $130.9 billion in 2018. The company operates America’s most awarded wireless network and the nation’s premier all-fiber network, and delivers integrated solutions to businesses worldwide. With brands like Yahoo, TechCrunch and HuffPost, the company’s media group helps consumers stay informed and entertained, communicate and transact, while creating new ways for advertisers and partners to connect. Verizon’s corporate responsibility prioritizes the environmental, social and governance issues most relevant to its business and impact to society.

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural

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disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement our business strategies; and the inability to realize the expected benefits of strategic transactions.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 9/30/19	3 Mos. Ended 9/30/18	% Change	9 Mos. Ended 9/30/19	9 Mos. Ended 9/30/18	% Change

Operating Revenues
Service revenues and other	$27,753	$27,254	1.8	$82,301	$81,145	1.4
Wireless equipment revenues	5,141	5,353	(4.0)	14,792	15,437	(4.2)
Total Operating Revenues	32,894	32,607	0.9	97,093	96,582	0.5

Operating Expenses
Cost of services	7,902	7,842	0.8	23,396	24,022	(2.6)
Cost of wireless equipment	5,482	5,489	(0.1)	15,699	16,195	(3.1)
Selling, general and administrative expense	7,216	7,224	(0.1)	21,682	21,673	—
Depreciation and amortization expense	4,114	4,377	(6.0)	12,577	13,051	(3.6)
Total Operating Expenses	24,714	24,932	(0.9)	73,354	74,941	(2.1)

Operating Income	8,180	7,675	6.6	23,739	21,641	9.7
Equity in losses of unconsolidated businesses	(1)	(3)	(66.7)	(20)	(250)	(92.0)
Other income (expense), net	(110)	214	*	(1,127)	499	*
Interest expense	(1,146)	(1,211)	(5.4)	(3,571)	(3,634)	(1.7)
Income Before Provision For Income Taxes	6,923	6,675	3.7	19,021	18,256	4.2
Provision for income taxes	(1,586)	(1,613)	(1.7)	(4,450)	(4,282)	3.9
Net Income	$5,337	$5,062	5.4	$14,571	$13,974	4.3

Net income attributable to noncontrolling interests	$143	$138	3.6	$401	$385	4.2
Net income attributable to Verizon	5,194	4,924	5.5	14,170	13,589	4.3
Net Income	$5,337	$5,062	5.4	$14,571	$13,974	4.3

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.26	$1.19	5.9	$3.42	$3.29	4.0
Weighted-average shares outstanding (in millions)	4,138	4,136		4,138	4,125

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.25	$1.19	5.0	$3.42	$3.29	4.0
Weighted-average shares outstanding (in millions)	4,140	4,140		4,140	4,129
Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	9/30/19	12/31/18	$ Change

Assets
Current assets
Cash and cash equivalents	$3,020	$2,745	$275
Accounts receivable, net	24,713	25,102	(389)
Inventories	1,538	1,336	202
Prepaid expenses and other	5,624	5,453	171
Total current assets	34,895	34,636	259

Property, plant and equipment	260,053	252,835	7,218
Less accumulated depreciation	171,204	163,549	7,655
Property, plant and equipment, net	88,849	89,286	(437)
Investments in unconsolidated businesses	628	671	(43)
Wireless licenses	94,433	94,130	303
Goodwill	24,570	24,614	(44)
Other intangible assets, net	9,264	9,775	(511)
Operating lease right-of-use assets	22,218	—	22,218
Other assets	10,018	11,717	(1,699)
Total assets	$284,875	$264,829	$20,046

Liabilities and Equity
Current liabilities
Debt maturing within one year	$7,830	$7,190	$640
Accounts payable and accrued liabilities	19,566	22,501	(2,935)
Current operating lease liabilities	2,959	—	2,959
Other current liabilities	8,854	8,239	615
Total current liabilities	39,209	37,930	1,279

Long-term debt	101,769	105,873	(4,104)
Employee benefit obligations	18,236	18,599	(363)
Deferred income taxes	34,592	33,795	797
Non-current operating lease liabilities	18,214	—	18,214
Other liabilities	12,543	13,922	(1,379)
Total long-term liabilities	185,354	172,189	13,165

Equity
Common stock	429	429	—
Additional paid in capital	13,418	13,437	(19)
Retained earnings	50,595	43,542	7,053
Accumulated other comprehensive income	1,104	2,370	(1,266)
Common stock in treasury, at cost	(6,822)	(6,986)	164
Deferred compensation – employee stock ownership plans and other	197	353	(156)
Noncontrolling interests	1,391	1,565	(174)
Total equity	60,312	54,710	5,602
Total liabilities and equity	$284,875	$264,829	$20,046

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	9/30/19	12/31/18

Total debt	$109,599	$113,063
Net debt	$106,579	$110,318
Net unsecured debt	$97,779	$100,242
Net debt / Consolidated Adjusted EBITDA(1)	2.2x	2.3x
Net unsecured debt / Consolidated Adjusted EBITDA(1)	2.1x	2.1x
Common shares outstanding end of period (in millions)	4,136	4,132
Total employees (‘000)	135.4	144.5
Quarterly cash dividends declared per common share	$0.6150	$0.6025
Footnotes:

(1)	Consolidated adjusted EBITDA excludes the effects of non-operational items and special items.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	9 Mos. Ended 9/30/19	9 Mos. Ended 9/30/18	$ Change

Cash Flows from Operating Activities
Net Income	$14,571	$13,974	$597
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	12,577	13,051	(474)
Employee retirement benefits	(105)	(886)	781
Deferred income taxes	1,070	2,023	(953)
Provision for uncollectible accounts	1,131	699	432
Equity in losses of unconsolidated businesses, net of dividends received	64	291	(227)
Net loss on sale of divested businesses	94	—	94
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(3,902)	(1,944)	(1,958)
Discretionary employee benefits contributions	(300)	(1,679)	1,379
Other, net	1,548	715	833
Net cash provided by operating activities	26,748	26,244	504

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(12,332)	(12,026)	(306)
Acquisitions of businesses, net of cash acquired	(29)	(39)	10
Acquisitions of wireless licenses	(299)	(1,307)	1,008
Proceeds from dispositions of businesses	27	—	27
Other, net	476	236	240
Net cash used in investing activities	(12,157)	(13,136)	979

Cash Flows from Financing Activities
Proceeds from long-term borrowings	8,360	5,932	2,428
Proceeds from asset-backed long-term borrowings	3,982	3,216	766
Repayments of long-term borrowings and finance lease obligations	(12,486)	(9,776)	(2,710)
Repayments of asset-backed long-term borrowings	(5,273)	(2,915)	(2,358)
Dividends paid	(7,474)	(7,283)	(191)
Other, net	(1,410)	(1,595)	185
Net cash used in financing activities	(14,301)	(12,421)	(1,880)

Increase in cash, cash equivalents and restricted cash	290	687	(397)
Cash, cash equivalents and restricted cash, beginning of period	3,916	2,888	1,028
Cash, cash equivalents and restricted cash, end of period	$4,206	$3,575	$631

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/19	3 Mos. Ended 9/30/18	% Change	9 Mos. Ended 9/30/19	9 Mos. Ended 9/30/18	% Change

Operating Revenues
Service	$16,433	$16,193	1.5	$49,042	$48,066	2.0
Wireless equipment	4,257	4,508	(5.6)	12,326	13,029	(5.4)
Other	2,016	1,698	18.7	5,481	4,934	11.1
Total Operating Revenues	22,706	22,399	1.4	66,849	66,029	1.2

Operating Expenses
Cost of services	4,035	3,850	4.8	11,761	11,465	2.6
Cost of wireless equipment	4,291	4,379	(2.0)	12,342	12,948	(4.7)
Selling, general and administrative expense	4,085	3,947	3.5	12,090	11,426	5.8
Depreciation and amortization expense	2,806	3,010	(6.8)	8,581	8,982	(4.5)
Total Operating Expenses	15,217	15,186	0.2	44,774	44,821	(0.1)

Operating Income	$7,489	$7,213	3.8	$22,075	$21,208	4.1
Operating Income Margin	33.0%	32.2%		33.0%	32.1%

Segment EBITDA	$10,295	$10,223	0.7	$30,656	$30,190	1.5
Segment EBITDA Margin	45.3%	45.6%		45.9%	45.7%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				9/30/19	9/30/18	% Change

Connections (‘000):
Wireless retail postpaid connections				89,739	89,062	0.8
Wireless retail prepaid connections				4,183	4,736	(11.7)
Total wireless retail connections				93,922	93,798	0.1

Fios video connections				4,203	4,423	(5.0)
Fios Internet connections				5,867	5,711	2.7
Fios digital voice residence connections				3,672	3,833	(4.2)
Fios digital connections				13,742	13,967	(1.6)
Broadband connections				6,469	6,452	0.3
Voice connections				5,904	6,480	(8.9)

Unaudited	3 Mos. Ended 9/30/19	3 Mos. Ended 9/30/18	% Change	9 Mos. Ended 9/30/19	9 Mos. Ended 9/30/18	% Change

Gross Additions (‘000):
Wireless retail postpaid	3,020	2,850	6.0	8,459	8,101	4.4

Net Additions Detail (‘000) :
Wireless retail postpaid (1)	193	151	27.8	118	243	(51.4)
Wireless retail prepaid (1)	(81)	(96)	15.6	(470)	(667)	29.5
Total wireless retail (1)	112	55	*	(352)	(424)	17.0

Wireless retail postpaid phones (1)	239	112	*	149	(24)	*

Fios video	(67)	(64)	(4.7)	(174)	(125)	(39.2)
Fios Internet	30	48	(37.5)	106	146	(27.4)
Fios digital voice residence	(53)	(30)	(76.7)	(130)	(72)	(80.6)
Fios digital	(90)	(46)	(95.7)	(198)	(51)	*
Broadband	(5)	5	*	9	11	(18.2)
Voice	(154)	(151)	(2.0)	(428)	(448)	4.5

Churn Rate:
Wireless retail postpaid	1.05%	1.01%		1.03%	0.98%
Wireless retail postpaid phones	0.79%	0.77%		0.77%	0.75%
Wireless retail	1.27%	1.24%		1.27%	1.25%

Revenue Statistics (in millions):
Wireless service revenue	$13,533	$13,257	2.1	$40,346	$39,260	2.8
Fios revenues	$2,811	$2,764	1.7	$8,347	$8,236	1.3

Verizon Communications Inc.

Unaudited	3 Mos. Ended 9/30/19	3 Mos. Ended 9/30/18	% Change	9 Mos. Ended 9/30/19	9 Mos. Ended 9/30/18	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA (2)	$118.89	$117.06	1.6	$118.16	$115.34	2.4
Wireless retail postpaid upgrade rate	4.9%	5.1%
Wireless retail postpaid accounts (‘000) (3)				33,898	34,005	(0.3)
Wireless retail postpaid connections per account (3)				2.65	2.62	1.1
Total wireless Internet postpaid base (3)				16.1%	15.9%
Footnotes:

(1) Connection net additions include certain adjustments.

(2) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(3) Statistics presented as of end of period.

The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.

Certain intersegment transactions with corporate entities have not been eliminated.

* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/19	3 Mos. Ended 9/30/18	% Change	9 Mos. Ended 9/30/19	9 Mos. Ended 9/30/18	% Change

Operating Revenues
Global Enterprise	$2,714	$2,782	(2.4)	$8,078	$8,416	(4.0)
Small and Medium Business	2,899	2,729	6.2	8,392	7,905	6.2
Public Sector and Other	1,472	1,455	1.2	4,435	4,322	2.6
Wholesale	800	927	(13.7)	2,467	2,884	(14.5)
Total Operating Revenues	7,885	7,893	(0.1)	23,372	23,527	(0.7)

Operating Expenses
Cost of services	2,666	2,657	0.3	7,838	8,027	(2.4)
Cost of wireless equipment	1,190	1,110	7.2	3,356	3,247	3.4
Selling, general and administrative expense	2,042	1,900	7.5	5,984	5,694	5.1
Depreciation and amortization expense	1,010	1,072	(5.8)	3,098	3,190	(2.9)
Total Operating Expenses	6,908	6,739	2.5	20,276	20,158	0.6

Operating Income	$977	$1,154	(15.3)	$3,096	$3,369	(8.1)
Operating Income Margin	12.4%	14.6%		13.2%	14.3%

Segment EBITDA	$1,987	$2,226	(10.7)	$6,194	$6,559	(5.6)
Segment EBITDA Margin	25.2%	28.2%		26.5%	27.9%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				9/30/2019	9/30/2018	% Change

Connections (‘000):
Wireless retail postpaid connections				24,732	23,073	7.2

Fios video connections				77	74	4.1
Fios Internet connections				322	302	6.6
Fios digital connections				399	376	6.1
Broadband connections				492	506	(2.8)
Voice connections				5,058	5,529	(8.5)

Unaudited	3 Mos. Ended 9/30/19	3 Mos. Ended 9/30/18	% Change	9 Mos. Ended 9/30/19	9 Mos. Ended 9/30/18	% Change

Gross Additions ('000):
Wireless retail postpaid	1,302	1,163	12.0	3,644	3,405	7.0

Net Add Detail (‘000):
Wireless retail postpaid (1)	408	364	12.1	995	1,063	(6.4)
Wireless retail postpaid phones (1)	205	183	12.0	496	494	0.4

Fios video	1	1	—	3	3	—
Fios Internet	6	6	—	16	17	(5.9)
Fios digital	7	7	—	19	20	(5.0)
Broadband	(2)	(3)	33.3	(9)	(12)	25.0
Voice	(105)	(110)	4.5	(341)	(364)	6.3

Churn Rate:
Wireless retail postpaid	1.22%	1.17%		1.22%	1.16%
Wireless retail postpaid phones	0.98%	0.95%		0.99%	0.95%

Revenue Statistics (in millions):
Wireless service revenue	$2,850	$2,687	6.1	$8,319	$7,803	6.6
Fios revenues	$243	$222	9.5	$725	$657	10.4

Other Operating Statistics:
Wireless retail postpaid upgrade rate	4.5%	4.8%
Total wireless Internet postpaid base (2)				33.5%	33.1%
Footnotes:
(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Supplemental Information - Wireless Historical Financial Results

The following supplemental schedule contains historical wireless segment results and is provided to help investors understand trends in our new segment results.

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/19	3 Mos. Ended 9/30/18	% Change	9 Mos. Ended 9/30/19	9 Mos. Ended 9/30/18	% Change

Operating Revenues
Service	$16,398	$15,966	2.7	$48,714	$47,122	3.4
Equipment	5,141	5,353	(4.0)	14,792	15,437	(4.2)
Other	2,030	1,654	22.7	5,445	4,763	14.3
Total Operating Revenues	23,569	22,973	2.6	68,951	67,322	2.4

Operating Expenses
Cost of services	2,583	2,350	9.9	7,461	6,900	8.1
Cost of equipment	5,482	5,489	(0.1)	15,699	16,195	(3.1)
Selling, general and administrative expense	4,462	4,169	7.0	13,061	12,052	8.4
Depreciation and amortization expense	2,259	2,454	(7.9)	6,840	7,341	(6.8)
Total Operating Expenses	14,786	14,462	2.2	43,061	42,488	1.3

Operating Income	$8,783	$8,511	3.2	$25,890	$24,834	4.3
Operating Income Margin	37.3%	37.0%		37.5%	36.9%

Segment EBITDA	$11,042	$10,965	0.7	$32,730	$32,175	1.7
Segment EBITDA Margin	46.8%	47.7%		47.5%	47.8%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Supplemental Information - Wireless Historical Operating Statistics

The following supplemental schedule contains historical wireless segment results and is provided to help investors understand trends in our new segment results.

Unaudited				9/30/19	9/30/18	% Change

Connections (‘000)
Retail postpaid				114,471	112,135	2.1
Retail prepaid				4,183	4,736	(11.7)
Total retail				118,654	116,871	1.5

Unaudited	3 Mos. Ended 9/30/19	3 Mos. Ended 9/30/18	% Change	9 Mos. Ended 9/30/19	9 Mos. Ended 9/30/18	% Change

Net Add Detail (‘000) (1)
Retail postpaid	601	515	16.7	1,113	1,306	(14.8)
Retail prepaid	(81)	(96)	15.6	(470)	(667)	29.5
Total retail	520	419	24.1	643	639	0.6

Account Statistics
Retail postpaid accounts (‘000) (2)				35,371	35,309	0.2
Retail postpaid connections per account (2)				3.24	3.18	1.9
Retail postpaid ARPA (3)	$139.01	$136.58	1.8	$137.83	$134.28	2.6

Churn Detail
Retail postpaid	1.09%	1.04%		1.07%	1.02%
Retail	1.26%	1.22%		1.26%	1.23%

Retail Postpaid Connection Statistics (2)
Total smartphone postpaid phone base				93.5%	91.7%
Total Internet postpaid base				19.8%	19.4%
Footnotes:

(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
The segment financial results and metrics above are adjusted to exclude the effects of special items.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Supplemental Information - Wireline Historical Financial Results

The following supplemental schedule contains historical wireline segment results and is provided to help investors understand trends in our new segment results.

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/19	3 Mos. Ended 9/30/18	% Change	9 Mos. Ended 9/30/19	9 Mos. Ended 9/30/18	% Change

Operating Revenues
Consumer Markets	$3,124	$3,138	(0.4)	$9,397	$9,420	(0.2)
Enterprise Solutions	2,085	2,172	(4.0)	6,309	6,623	(4.7)
Partner Solutions	1,044	1,166	(10.5)	3,162	3,594	(12.0)
Business Markets	795	840	(5.4)	2,443	2,561	(4.6)
Other	46	55	(16.4)	173	189	(8.5)
Total Operating Revenues	7,094	7,371	(3.8)	21,484	22,387	(4.0)

Operating Expenses
Cost of services	4,318	4,371	(1.2)	12,701	13,223	(3.9)
Selling, general and administrative expense	1,542	1,498	2.9	4,701	4,554	3.2
Depreciation and amortization expense	1,480	1,552	(4.6)	4,606	4,610	(0.1)
Total Operating Expenses	7,340	7,421	(1.1)	22,008	22,387	(1.7)

Operating Loss	$(246)	$(50)	*	$(524)	$—	*
Operating Loss Margin	(3.5)%	(0.7)%		(2.4)%	0.0%

Segment EBITDA	$1,234	$1,502	(17.8)	$4,082	$4,610	(11.5)
Segment EBITDA Margin	17.4%	20.4%		19.0%	20.6%
Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of special items.

Certain intersegment transactions with corporate entities have not been eliminated.

*	Not meaningful

Verizon Communications Inc.

Supplemental Information - Wireline Historical Operating Statistics

The following supplemental schedule contains historical wireline segment results and is provided to help investors understand trends in our new segment results.

Unaudited				9/30/2019	9/30/2018	% Change

Connections (‘000)
Fios video connections				4,280	4,497	(4.8)
Fios Internet connections				6,189	6,013	2.9
Fios digital voice residence connections				3,672	3,833	(4.2)
Fios digital connections				14,141	14,343	(1.4)
Broadband connections				6,961	6,958	—
Voice connections				10,962	12,009	(8.7)

Unaudited	3 Mos. Ended 9/30/19	3 Mos. Ended 9/30/18	% Change	9 Mos. Ended 9/30/19	9 Mos. Ended 9/30/18	% Change

Net Add Detail (‘000)
Fios video connections	(66)	(63)	(4.8)	(171)	(122)	(40.2)
Fios Internet connections	36	54	(33.3)	122	163	(25.2)
Fios digital voice residence connections	(53)	(30)	(76.7)	(130)	(72)	(80.6)
Fios digital connections	(83)	(39)	*	(179)	(31)	*
Broadband connections	(7)	2	*	—	(1)	*
Voice connections	(259)	(261)	0.8	(770)	(812)	5.2

Revenue Statistics
Fios revenues (in millions)	$3,054	$2,986	2.3	$9,072	$8,893	2.0
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items.
Certain intersegment transactions with corporate entities have not been eliminated.

*	Not meaningful

Verizon Communications Inc.

Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA, Consolidated EBITDA Margin, Consolidated Adjusted EBITDA and Consolidated Adjusted EBITDA Margin

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/19	3 Mos. Ended 6/30/19	3 Mos. Ended 3/31/19	3 Mos. Ended 12/31/18	3 Mos. Ended 9/30/18	3 Mos. Ended 6/30/18	3 Mos. Ended 3/31/18

Consolidated Net Income	$5,337	$4,074	$5,160	$2,065	$5,062	$4,246	$4,666
Add/(subtract):
Provision (benefit) for income taxes	1,586	1,236	1,628	(698)	1,613	1,281	1,388
Interest expense	1,146	1,215	1,210	1,199	1,211	1,222	1,201
Depreciation and amortization expense	4,114	4,232	4,231	4,352	4,377	4,350	4,324
Consolidated EBITDA	$12,183	$10,757	$12,229	$6,918	$12,263	$11,099	$11,579

Add/(subtract):
Other (income) expense, net*	$110	$1,312	$(295)	$(1,865)	$(214)	$(360)	$75
Equity in losses (earnings) of unconsolidated businesses†	1	13	6	(64)	3	228	19
Oath goodwill impairment	—	—	—	4,591	—	—	—
Severance charges	—	—	—	1,818	—	339	—
Product realignment charges‡	—	—	—	—	—	450	—
Acquisition and integration related charges‡	—	—	—	187	130	109	105
Net gain from dispositions of assets and businesses	(261)	—	—	—	—	—	—
	(150)	1,325	(289)	4,667	(81)	766	199
Consolidated Adjusted EBITDA	$12,033	$12,082	$11,940	$11,585	$12,182	$11,865	$11,778
Consolidated Operating Revenues - Quarter to Date	$32,894				$32,607
Operating Income	$8,180				$7,675
Operating Income Margin - Quarter to Date	24.9%				23.5%
Consolidated EBITDA Margin - Quarter to Date	37.0%				37.6%
Consolidated Adjusted EBITDA Margin - Quarter to Date	36.6%

*	Includes Pension and benefits mark-to-market adjustments and Early debt redemption costs, where applicable.

†	Includes Product realignment charges, where applicable.

‡	Excludes depreciation and amortization expense, where applicable.

Net Debt and Net Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	9/30/19	12/31/18

Debt maturing within one year	$7,830	$7,190
Long-term debt	101,769	105,873
Total Debt	109,599	113,063
Less Cash and cash equivalents	3,020	2,745
Net Debt	$106,579	$110,318
Net Debt to Consolidated Adjusted EBITDA Ratio	2.2x	2.3x

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	9/30/19	12/31/18

Total Debt	$109,599	$113,063
Less Secured debt	8,800	10,076
Unsecured debt	100,799	102,987
Less Cash and cash equivalents	3,020	2,745
Net Unsecured Debt	$97,779	$100,242
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.1x	2.1x

Adjusted Earnings per Common Share (Adjusted EPS)(1)

(dollars in millions, except per share amounts)
Unaudited				3 Mos. Ended 9/30/19				3 Mos. Ended 9/30/18
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.25				$1.19
Pension remeasurement charge (credit)	$291	$(76)	$215	0.05	$(454)	$119	$(335)	(0.08)
Acquisition and integration-related charges	—	—	—	—	137	(34)	103	0.02
Early debt redemption costs	—	—	—	—	476	(124)	352	0.09
Net gain from dispositions of assets and businesses	(261)	37	(224)	(0.05)	—	—	—	—
	$30	$(39)	$(9)	$—	$159	$(39)	$120	$0.03
Adjusted EPS				$1.25				$1.22

(1)	Adjusted EPS may not add due to rounding.

Verizon Communications Inc.

Non-GAAP Reconciliations - Segments
Segment EBITDA and Segment EBITDA Margin
Consumer

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/19	3 Mos. Ended 9/30/18

Operating Income	$7,489	$7,213
Add Depreciation and amortization expense	2,806	3,010
Segment EBITDA	$10,295	$10,223
Year over year change	0.7%

Total operating revenues	$22,706	$22,399
Operating Income Margin	33.0%	32.2%
Segment EBITDA Margin	45.3%	45.6%
Segment EBITDA Margin - Year Over Year Change	(30) bps

Business

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/19	3 Mos. Ended 9/30/18

Operating Income	$977	$1,154
Add Depreciation and amortization expense	1,010	1,072
Segment EBITDA	$1,987	$2,226
Year over year change	(10.7)%

Total operating revenues	$7,885	$7,893
Operating Income Margin	12.4%	14.6%
Segment EBITDA Margin	25.2%	28.2%

Verizon Communications Inc.

Supplemental Information - VZ 2.0 to Historical Financial Results Reconciliation(1)

The following tables present a reconciliation of financial results for our current reportable segments, Consumer and Business, to our historical reportable segments, Wireless and Wireline.

	3 Mos. Ended 9/30/19
						(dollars in millions)
	VZ 2.0					Historical
	Consumer	Business	Total Reportable Segments	Adjustments(2)	Adjusted Total Reportable Segments	Wireless				Wireline						Historical Total Reportable Segments
Unaudited						Service	Equipment	Other	Total Wireless	Consumer Markets	Enterprise Solutions	Partner Solutions	Business Markets	Other	Total Wireline
External Operating Revenues
Total Operating Revenues	$22,706	$7,885	$30,591	$72	$30,663	$16,398	$5,141	$2,030	$23,569	$3,124	$2,085	$1,044	$795	$46	$7,094	$30,663

Operating Expenses
Cost of services	4,035	2,666	6,701	200	6,901				2,583						4,318	6,901
Cost of wireless equipment	4,291	1,190	5,481	1	5,482				5,482						—	5,482
Selling, general and administrative expense	4,085	2,042	6,127	(123)	6,004				4,462						1,542	6,004
Depreciation and amortization expense	2,806	1,010	3,816	(77)	3,739				2,259						1,480	3,739
Total Operating Expenses	15,217	6,908	22,125	1	22,126				14,786						7,340	22,126
Operating Income (Loss)	$7,489	$977	$8,466	$71	$8,537				$8,783						$(246)	$8,537
Add Depreciation and amortization expense	2,806	1,010	3,816	(77)	3,739				2,259						1,480	3,739
Segment EBITDA	$10,295	$1,987	$12,282	$(6)	$12,276				$11,042						$1,234	$12,276
Operating Income (Loss) Margin	33.0%	12.4%							37.3%						(3.5)%
Segment EBITDA Margin	45.3%	25.2%							46.8%						17.4%

Footnotes:

(1) Information presented for VZ 2.0 and historical financial results includes intersegment transactions.

(2) Adjustment represents intersegment transactions that have been eliminated under the new structure net of the impact of VZ Connect and other early-stage development businesses previously included in Corporate.

Verizon Communications Inc.

Supplemental Information - VZ 2.0 to Historical Financial Results Reconciliation(1)

	3 Mos. Ended 9/30/18
						(dollars in millions)
	VZ 2.0					Historical
	Consumer	Business	Total Reportable Segments	Adjustments(2)	Adjusted Total Reportable Segments	Wireless				Wireline						Historical Total Reportable Segments
Unaudited						Service	Equipment	Other	Total Wireless	Consumer Markets	Enterprise Solutions	Partner Solutions	Business Markets	Other	Total Wireline
External Operating Revenues
Total Operating Revenues	$22,399	$7,893	$30,292	$52	$30,344	$15,966	$5,353	$1,654	$22,973	$3,138	$2,172	$1,166	$840	$55	$7,371	$30,344

Operating Expenses
Cost of services	3,850	2,657	6,507	214	6,721				2,350						4,371	6,721
Cost of wireless equipment	4,379	1,110	5,489	—	5,489				5,489						—	5,489
Selling, general and administrative expense	3,947	1,900	5,847	(180)	5,667				4,169						1,498	5,667
Depreciation and amortization expense	3,010	1,072	4,082	(76)	4,006				2,454						1,552	4,006
Total Operating Expenses	15,186	6,739	21,925	(42)	21,883				14,462						7,421	21,883
Operating Income (Loss)	$7,213	$1,154	$8,367	$94	$8,461				$8,511						$(50)	$8,461
Add Depreciation and amortization expense	3,010	1,072	4,082	(76)	4,006				2,454						1,552	4,006
Segment EBITDA	$10,223	$2,226	$12,449	$18	$12,467				$10,965						$1,502	$12,467
Operating Income (Loss) Margin	32.2%	14.6%							37.0%						(0.7)%
Segment EBITDA Margin	45.6%	28.2%							47.7%						20.4%

Footnotes:

(1) Information presented for VZ 2.0 and historical financial results includes intersegment transactions.

(2) Adjustment represents intersegment transactions that have been eliminated under the new structure net of the impact of VZ Connect and other early-stage development businesses previously included in Corporate.

Verizon Communications Inc.

Supplemental Information - VZ 2.0 to Historical Financial Results Reconciliation(1)

	9 Mos. Ended 9/30/19
						(dollars in millions)
	VZ 2.0					Historical
	Consumer	Business	Total Reportable Segments	Adjustments(2)	Adjusted Total Reportable Segments	Wireless				Wireline						Historical Total Reportable Segments
Unaudited						Service	Equipment	Other	Total Wireless	Consumer Markets	Enterprise Solutions	Partner Solutions	Business Markets	Other	Total Wireline
External Operating Revenues
Total Operating Revenues	$66,849	$23,372	$90,221	$214	$90,435	$48,714	$14,792	$5,445	$68,951	$9,397	$6,309	$3,162	$2,443	$173	$21,484	$90,435

Operating Expenses
Cost of services	11,761	7,838	19,599	563	20,162				7,461						12,701	20,162
Cost of wireless equipment	12,342	3,356	15,698	1	15,699				15,699						—	15,699
Selling, general and administrative expense	12,090	5,984	18,074	(312)	17,762				13,061						4,701	17,762
Depreciation and amortization expense	8,581	3,098	11,679	(233)	11,446				6,840						4,606	11,446
Total Operating Expenses	44,774	20,276	65,050	19	65,069				43,061						22,008	65,069
Operating Income (Loss)	$22,075	$3,096	$25,171	$195	$25,366				$25,890						$(524)	$25,366
Add Depreciation and amortization expense	8,581	3,098	11,679	(233)	11,446				6,840						4,606	11,446
Segment EBITDA	$30,656	$6,194	$36,850	$(38)	$36,812				$32,730						$4,082	$36,812
Operating Income (Loss) Margin	33.0%	13.2%							37.5%						(2.4)%
Segment EBITDA Margin	45.9%	26.5%							47.5%						19.0%

Footnotes:

(1) Information presented for VZ 2.0 and historical financial results includes intersegment transactions.

(2) Adjustment represents intersegment transactions that have been eliminated under the new structure net of the impact of VZ Connect and other early-stage development businesses previously included in Corporate.

Verizon Communications Inc.

Supplemental Information - VZ 2.0 to Historical Financial Results Reconciliation(1)

	9 Mos. Ended 9/30/18
						(dollars in millions)
	VZ 2.0					Historical
	Consumer	Business	Total Reportable Segments	Adjustments(2)	Adjusted Total Reportable Segments	Wireless				Wireline						Historical Total Reportable Segments
Unaudited						Service	Equipment	Other	Total Wireless	Consumer Markets	Enterprise Solutions	Partner Solutions	Business Markets	Other	Total Wireline
External Operating Revenues
Total Operating Revenues	$66,029	$23,527	$89,556	$153	$89,709	$47,122	$15,437	$4,763	$67,322	$9,420	$6,623	$3,594	$2,561	$189	$22,387	$89,709

Operating Expenses
Cost of services	11,465	8,027	19,492	631	20,123				6,900						13,223	20,123
Cost of wireless equipment	12,948	3,247	16,195	—	16,195				16,195						—	16,195
Selling, general and administrative expense	11,426	5,694	17,120	(514)	16,606				12,052						4,554	16,606
Depreciation and amortization expense	8,982	3,190	12,172	(221)	11,951				7,341						4,610	11,951
Total Operating Expenses	44,821	20,158	64,979	(104)	64,875				42,488						22,387	64,875
Operating Income	$21,208	$3,369	$24,577	$257	$24,834				$24,834						$—	$24,834
Add Depreciation and amortization expense	8,982	3,190	12,172	(221)	11,951				7,341						4,610	11,951
Segment EBITDA	$30,190	$6,559	$36,749	$36	$36,785				$32,175						$4,610	$36,785
Operating Income Margin	32.1%	14.3%							36.9%						0.0%
Segment EBITDA Margin	45.7%	27.9%							47.8%						20.6%

Footnotes:

(1) Information presented for VZ 2.0 and historical financial results includes intersegment transactions.

(2) Adjustment represents intersegment transactions that have been eliminated under the new structure net of the impact of VZ Connect and other early-stage development businesses previously included in Corporate.